UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 31, 2005

GLOBAL INDUSTRIES, LTD.
(Exact Name of Registrant as Specified in its Charter)

Louisiana (State or Other Jurisdiction of Incorporation or Organization)	2-56600 (Commission File Number)	72-1212563 (I.R.S. Employer Identification No.)

8000 Global Drive P.O. Box 442, Sulphur, LA (Address of Principal Executive Offices)		70665 70664-0442 (Zip code)

Registrant's telephone number, including area code: (337) 583-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

            The purpose of this Amendment No. 1 is to amend the original Current Report on Form 8-K filed by Global Industries, Ltd. (the "Company") on April 5, 2005.

Item 1.01 Entry into a Material Definitive Agreement.

            On March 31, 2005, the Company increased the salary of James J. Dore' to $218,000 per year, effective April 1, 2005.  Mr. Dore', who is the brother of the Company's Chairman of Chief Executive Officer William J. Dore', is the President of the Company's Global Divers and Marine Contractors Division.  In addition, in connection with Mr. Dore's relocation to Houston, Texas, the Company has agreed to provide Mr. Dore' with a relocation allowance of $36,350, a temporary living allowance of $15,000, a house-hunting allowance of $1,000 and payment of the cost of moving his household effects to Houston.  Mr. Dore' will also participate in the Company's home buy program.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.

Date: April 6, 2005	By:	/S/ TIMOTHY W. MICIOTTO
		Name:	Timothy W. Miciotto
		Title:	Senior Vice President Chief Financial Officer